SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

June 25, 2003

Ascendant Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	000-27945 (Commission File Number)	75-2900905 (I.R.S. Employer Identification No.)

16250 Dallas Parkway, Suite 102

Dallas, Texas 75248

(Address of Principal Executive Offices, including zip code)

(972) 250-0945

(Registrant’s Telephone Number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

ITEM 4.	CHANGES IN CERTIFYING ACCOUNTANT

Effective June 25, 2003, the Audit Committee of the Board of Directors of Ascendant Solutions, Inc. engaged BDO Seidman, LLP as the independent accountants for Ascendant Solutions, Inc.

During the two most recent fiscal years and through the date of this Current Report on Form 8-K, Ascendant Solutions, Inc. did not consult BDO Seidman, LLP regarding either:

(i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report was provided to Ascendant Solutions, Inc. nor was oral advice provided that BDO Seidman, LLP concluded was an important factor considered by Ascendant Solutions, Inc. in reaching a decision as to the accounting, auditing, or financial reporting issue; or

(ii) any matter that was either the subject of a disagreement as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto or a reportable event as that term is described in Item 304(a)(1)(v) of Regulation S-K.

ITEM 5.	OTHER EVENTS

Effective June 25, 2003, Ascendant Solutions, Inc.’s shares of common stock were delisted from the OTC Bulletin Board for failure to comply with NASD Rule 6530, as a result of Ascendant Solutions, Inc.’s failure to timely file its Form 10-Q for the period ended March 31, 2003. Effective June 25, 2003, Ascendant Solutions, Inc.’s shares of common stock became eligible for trading on the National Quotation Bureau’s “Pink Sheets,” under the symbol “ASDS”. Because trading will be conducted in the “Pink Sheets,” there may be a reduction in the liquidity and the trading volume of Ascendant Solutions, Inc.’s common stock. This lack of liquidity may also make it difficult for Ascendant Solutions, Inc. to raise additional capital, if necessary. Ascendant Solutions, Inc. intends to reapply for listing on the OTC Bulletin Board as soon as its Form 10-Q for the period ended March 31, 2003 is filed with the SEC.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of business acquired

Not applicable

(b)	Pro forma financial information

Not applicable

(c)	Exhibits

None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENDANT SOLUTIONS, INC.

By:	/s/ DAVID E. BOWE
David E. Bowe
Chief Executive Officer, President and
Chief Financial Officer

Dated: June 30, 2003